FedFirst Financial Corporation -- 8-K

Exhibit 99.1

PRESS RELEASE

Contact:
Patrick G. O’Brien
President and Chief Executive Officer
(724) 684-6800

FEDFIRST FINANCIAL CORPORATION
ANNOUNCES QUARTERLY CASH DIVIDEND

Monessen, Pennsylvania – February 22, 2011.  FedFirst Financial Corporation (Nasdaq “FFCO”) today announced that its Board of Directors has declared a quarterly cash dividend of $0.03 per outstanding share of common stock.  The dividend will be paid on or about March 31, 2011 to stockholders of record as of the close of business on March 15, 2011.  The Company is pleased to be able to pay this dividend as a return of value to stockholders.

FedFirst Financial Corporation is the parent company of First Federal Savings Bank, a community-oriented financial institution operating nine full-service branch locations in southwestern Pennsylvania. First Federal offers a broad array of retail and commercial lending and deposit services and provides commercial and personal insurance services through Exchange Underwriters, Inc., its 80% owned subsidiary.